Exhibit 3.11

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, being the sole general partner of the following partnership, does hereby give notice of and does hereby certify as to the following limited partnership created and existing under the laws of the State of Indiana.

1. Name:	Biomet Fair Lawn L.P.

2. Address of Office:	20-01 Pollitt Drive Fair Lawn, NJ 07410

3. Name and Address of Agent for Purposes of Service of Process:	Daniel P. Hann Airport Industrial Park Warsaw, IN 46580

4. Name and Business Address of Sole General Partner:	EBI Holdings, Inc. Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

5. The Latest Date the Partnership Will Dissolve:	May 31, 2039

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 21st day of May,1999.

EBI Holdings, Inc.

By:	/s/ Daniel P. Hann
Daniel P. Hann, Secretary

	ARTICLES OF ENTITY CONVERSION: Conversion of an Indiana Non-Corporation Business Entity into an Indiana Limited Liability Company State Form 51577 (1-04) Approved by State Board of Accounts, 2004	TODD ROKITA SECRETARY OF STATE CORPORATE DIVISION 302 W. Washington Street, Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576
INSTRUCTIONS:	Use 8 1/2” x 11” white paper for attachments.	Indiana Code 23-1-18-3
	Present original and one copy of the address in upper right corner of this form.	Filling Fee: $30.00
Please TYPE or PRINT.
Please visit our office or the web www.sos.in.gov.

ARTICLES OF CONVERSION

OF

                                                                 Biomet Fair Lawn L.P.

(hereinafter “Non-surviving Business Entity”)

INTO

                                                                 Biomet Fair Lawn LLC

(hereinafter “Surviving LLC”)

ARTICLE I: PLAN OF ENTITY CONVERSION

a.	Please set forth the Plan of Conversion, containing such information as required by Indiana Code 23-1-38.5-11, attach herewith, and designate it as “Exhibit A.”

The plan must specify the following:

•	A statement indicating that the type of business entity the surviving entity will be is an LLC;

•	The terms and conditions of the conversion;

•

The manner and basis of converting the interests, securities, obligations, rights to acquire interests or other securities of Non-surviving Business Entity following its conversion into the shares of Surviving LLC; and

•	The full text, as in effect immediately after the consummation of the conversion, of the organic documents, if any, of Surviving LLC.

b.	Please read and sign the following statement.

I hereby affirm under penalty of perjury that the plan of conversion is in accordance with the organic document of Non-surviving Business Entity and is duly authorized as required by the laws of the State of Indiana.

Signature:	/s/ Bradley J. Tandy	Printed Name	Bradley J. Tandy	Title	Secretary

ARTICLE II: NAME AND TYPE OF NON-SURVIVING BUSINESS ENTITY

a.	The name of Non-surviving Business Entity immediately before filing these Articles of Entity Conversion is the following:

    Biomet Fair Lawn L.P.

b.	Please state the type of business entity of Non-surviving Business Entity below.

    Manufacture and sale of medical devices.

ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC

a.	The name of Surviving LLC is the following:

    Biomet Fair Lawn LLC

•	(Please note pursuant to Indiana Code 23-18-2-8, this name must include the words “Limited Liability Company”, “L.L.C”, or “LLC”).

b.	The address of Surviving LLC’s Principal Office is the following:

Street Address 20-01 Pollitt Drive	City Fair Lawn	State NJ	Zip Code 07410

ARTICLE IV: REGISTRED OFFICE AND AGENT OF SURVIVING LLC

Registered Agent: The name and street address of Surviving LLC’s Registered Agent and Registered Office for service of process are the following:

Name of Registered Agent Bradley J. Tandy
Address of Registered Office (street or building only, no PO 56 E. Bell Drive	City Warsaw	Indiana	Zip Code 46581

ARTICLE V: DISSOLUTION OF SURVIVING LLC

Please indicate when dissolution will take place in Surviving LLC:

☐	The latest date upon which Surviving LLC is to dissolve is , OR

☑	Surviving LLC is perpetual until dissolution.

ARTICLE VI: MANAGEMENT OF SURVIVING LLC

Surviving LLC will be managed by: (please indicate which)	☐ The members of Surviving LLC, OR ☑ A manager or managers

In Witness Whereof, the undersigned being an officer or other duly authorized representative of above-stated Surviving LLC executes these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true, this 27th day of February, 2008.

Signature	Printed Name

/s/ Bradley J. Tandy	Bradley J. Tandy
Title
Secretary

EXHIBIT A

PLAN OF ENTITY CONVERSION OF BIOMET FAIR LAWN L.P.

WHEREAS, Biomet Fair Lawn L.P., an Indiana limited partnership, desires to convert its business entity status from a limited partnership to a limited liability company and hereby agrees as follows:

1.	The name of the business entity prior to the conversion is: Biomet Fair Lawn L.P. (the “Converting Entity”) and is a limited partnership duly organized under the laws of the State of Indiana on May 24, 1999.

2.	The name of the business entity after the conversion shall be Biomet Fair Lawn LLC and will be a limited liability company duly organized under the laws of the State of Indiana (the “Converted Entity”).

3.	The conversion shall become effective on February 29, 2008 (the “Effective Date”).

4.	On the Effective Date, the Certificate of Limited Partnership and the Agreement of Limited Partnership of the Converting Entity shall cease to exist. The Articles of Organization and the Limited Liability Company Agreement of the Converted Entity shall govern according to the applicable laws of the State of Indiana.

5.	On the Effective Date, by virtue of the conversion and without any action on the part of the holder of the Converting Entity partnership interests, the amount of partnership interests owned by each holder of partnership interests in the Converting Entity shall be converted and reclassified into the same proportionate amount of units of the Converted Entity.

6.	On and after the Effective Date, for all purposes of the laws of Indiana, the Converted Entity shall be considered (i) to be an Indiana limited liability company, (ii) to be the same entity, without interruption, as the Converting Entity prior to the Effective Date and (iii) to have been formed on May 24, 1999, the date that the Converting Entity was originally incorporated.

7.	On and after the Effective Date, the Converted Entity shall possess all the assets of every description, and every interest in the assets, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of the Converting Entity and all obligations belonging to or due to the Converting Entity, all of which vested in the Converted Entity without further act or deed. The Converted Entity shall be liable for all the obligations of the Converting Entity; any claim existing, or action or proceeding pending, by or against the Converting Entity may be prosecuted to judgment, with right of appeal, as if the Conversion had not taken place; or the Converted Entity may be substituted in its place; and all the rights of creditors of the Converting Entity shall be preserved unimpaired.